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                                                                       EXHIBIT 5


             ROBINSON, BRADSHAW & HINSON, P.A.
                     ATTORNEYS AT LAW
                                                         SOUTH CAROLINA OFFICE
            101 NORTH TRYON STREET, SUITE 1900           THE GUARDIAN BUILDING
            CHARLOTTE, NORTH CAROLINA 28246            ONE LAW PLACE - SUITE 600
                   TELEPHONE (704) 377-2536                P.O. DRAWER 12070
                    FAX (704) 378-4000                   ROCK HILL, S.C. 29731
                                                        TELEPHONE (803) 325-2900
                                                           FAX (803) 325-2929

                                August 8, 2000



Park Meridian Financial Corporation
6826 Morrison Boulevard
Charlotte, North Carolina 28211

Attention:  Kevin T. Kennelly

         Re: Registration Statement on Form S-8 for Park Meridian Financial Corporation

Ladies and Gentlemen:

         We have served as counsel to Park Meridian Financial Corporation, a North Carolina corporation (the "Company"), in connection with the preparation by the Company of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale of up to 442,657 shares of the Company's common stock, $.01 par value per share (the "Shares"), to be issued by the Company pursuant to (i) the Park Meridian Bank Employee Stock Option Plan, (ii) the Park Meridian Bank Stock Option Plan for Non-employee Directors and (iii) the Amended and Restated Employment and Stock Option Agreement dated as of January 1, 1998, between Park Meridian Bank (the "Bank") and Kevin T. Kennelly (collectively, the "Plans"), which Plans were assumed by the Company pursuant to an Agreement and Plan of Reorganization and Share Exchange, dated as of May 25, 2000 (the "Reorganization Agreement") between the Company and the Bank.

         We have examined the Plans, the Reorganization Agreement, the Articles of Incorporation of the Company filed with the Office of the Secretary of State of the State of North Carolina on May 11, 2000 (the "Charter") and the By-laws of the Company (the "Bylaws"), and such other corporate and other documents and records and certificates of public officials we have deemed necessary in order to enable us to render this opinion.

         We have assumed (i) the authority and genuineness of all signatures,
(ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.



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Park Meridian Financial Corporation
August 8, 2000
Page 2
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         Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

         (i) The Company is a corporation duly incorporated and validly existing under the laws of the State of North Carolina; and

         (ii) The Shares, if and when originally issued and sold by the Company pursuant to the terms and conditions of the applicable Plan, and upon payment of the consideration, if any, payable therefor pursuant to the applicable Plan, will be legally issued, fully paid and non-assessable, and will represent validly authorized and outstanding shares of the common stock of the Company.

         We have assumed that the Company and those officers, employees and directors that may receive options to purchase Shares under the Plan will have complied with the relevant requirements of the Plan and that all prescribed filings with regulatory authorities, including any stock exchanges having jurisdiction, will be effected in accordance with their respective requirements and that the approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of any of the Shares.

         The opinions expressed herein are contingent upon the Registration Statement becoming effective under the Securities Act of 1933 and the Charter and Bylaws not being further amended prior to the issuance of the Shares.

         The foregoing opinions are limited to the laws of the State of North Carolina, and we express no opinion with respect to the laws of any other state or jurisdiction.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           ROBINSON, BRADSHAW & HINSON, P.A.

                                           /s/ Robinson, Bradshaw & Hinson, P.A.